SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 28, 2001


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




          DELAWARE                     1-14076                  22-3270045
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)         Identification Number)



        3512 VETERANS MEMORIAL HIGHWAY
               BOHEMIA, NEW YORK                                  11716
   (Address of principal executive offices)                    (Zip Code)



                                 (631) 981-5500
              (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     Effective December 28, 2001, we acquired SpaceLogix, Inc., a New York City-based privately held company specializing in co-location, hosting and network management solutions. The acquisition was in the form of a merger of SpaceLogix into SpaceLogix Acquisition Corp., one of our wholly owned subsidiaries that we formed for this transaction.

     The board of directors and management of the Company believes that with the acquisition of SpaceLogix, the Company has the potential to realize long-term improved operating and financial results and will be in a stronger financial and competitive position for the following reasons:

          (a) There is an exceptional strategic fit between the operations of the Company and those of SpaceLogix. The Company has been attempting for over a year to generate a higher percentage of its revenues from higher margin service business, primarily from attempting to increase its penetration of the managed network service and data center (or co-location) services businesses. The Company's management believes that these two particular businesses are natural additions to its existing systems integration and hardware reselling business. These are the very businesses that SpaceLogix has entered and is exploiting. The Company's management expects that the addition of SpaceLogix's business and prospects in these areas, together with the current SpaceLogix employees currently implementing SpaceLogix's strategy in these businesses, should allow the Company to achieve its goal of generating a higher percentage of its revenues from higher margin network services and data center services business.

          (b) The addition of SpaceLogix's network services and data center/co-location businesses to the Company's historical systems integration and hardware reselling business allows the Company to offer a broader range of products and services to customers, thereby providing a more complete product and service range as well as more efficient support coverage to the Company's customers and making the Company a stronger player in the marketplace.

          (c) The bridge loan extended by SpaceLogix to the Company, which was made based on the expectation that the acquisition transaction would go forward, has enabled the Company to ameliorate some of the negative impact from the capital crunch the Company has been experiencing. In recent months, as disclosed in the Company's quarterly report on Form 10-QSB for the period ended September 30, 2001, the Company's lack of working capital has impaired its ability to fill orders and generate revenues at optimum revenue and margin levels. The proceeds of the bridge loan have alleviated some of these constraints.

          (d) In light of the relationship between SpaceLogix and Trautman Wasserman & Co., Inc. ("TWC"), the Company has been able to develop a close relationship with TWC. The Company intends to raise between $1,000,000 and $2,000,000, and possibly more, in a financing in the first half of 2002, with TWC's assitance. If the Company is successful in obtaining these funds, this should result in a much stronger balance sheet and is expected to be critical in allowing the Company to implement its business plan.

          (e) While SpaceLogix has historical revenues that are very small, it has generated additional revenues during the fourth quarter of 2001 (based on December 31, 2001 preliminary unaudited financial statements prepared by SpaceLogix management). It also has several large proposals pending, some of which are with large U.S. multinational companies, to provide substantial services over the coming year or so. Accordingly, the Company is satisfied that SpaceLogix can potentially achieve rapidly growing revenues in relatively high margin businesses. This contrasts with the Company's declining revenues (on a year over year basis) in a relatively low margin business. The end result is expected to be a larger combined business with higher margins, which would represent the effectuation of the Company's goals.

     The acquisition was completed pursuant to an agreement and plan of merger, dated as of November 19, 2001, among us, SpaceLogix Acquisition Corp. and SpaceLogix. Pursuant to such merger agreement, we issued to the SpaceLogix shareholders, optionholders and warrantholders 1,903,890 restricted shares of our common stock, and warrants and options to purchase 616,109 shares of our common stock. 459,291 of these options or warrants have an exercise price equal to $.86 per share, 110% of the average per share closing price for the five trading days prior to the closing of the acquisition. 156,818 of these options or warrants have an exercise price of $.825 per share, 110% of the closing price on the day prior to the closing of the acquisition. 784,188 of these shares are being held in escrow, a portion of which will be released upon the successful completion of a private placement of our common stock to accredited investors that raises at least $1,000,000 of net proceeds to us. The securities sold in the contemplated private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration statement requirements of the Securities Act.

     In accordance with the merger agreement, we entered into a registration rights agreement in which we agreed, subject to certain conditions, to use our best efforts to register for resale 1,127,500 shares of our common stock issued to certain former SpaceLogix stockholders within 30 days following the final closing date of the private placement of our common stock referred to in the previous paragraph.

     Prior to the Company's acquisition of SpaceLogix, SpaceLogix employees held options (and no warrants) to purchase an aggregate of 56,438 shares of SpaceLogix common stock under the SpaceLogix 2001 Stock Plan. 6,438 of such options were five-year options issued to consultants who subsequently became employees and had an exercise price of $.01 per share and were fully exercisable. 50,000 of such options were ten-year options with an exercise price of $6.75 per share, none of which were exercisable. Pursuant to the terms of the merger agreement relating to the SpaceLogix acquisition, upon the consummation of the Company's acquisition of SpaceLogix, these options became five-year options to purchase an aggregate of 95,124 shares of the Company's common stock at an exercise price of $.825 per share, equal to 110% of the market price of the Company's common stock on the day prior to the date of the closing of the acquisition, 15,398 of which are immediately exercisable and 79,726 of which will become exercisable incrementally over the next four years.

     Additionally, Wayne Allen, the President and Chief Executive Officer of our SpaceLogix subsidiary, Edison Chae, the former Senior Vice President - Business Development of SpaceLogix and Douglas Caraballo, the former Vice President - Technical Services of SpaceLogix, owned 217,191, 46,541 and 11,636 shares of SpaceLogix common stock, respectively prior to our acquisition of SpaceLogix. On the basis of this common stock ownership, upon the closing of the Company's acquisition of SpaceLogix, these individuals received immediately exercisable five-year warrants to purchase 59,402, 12,729 and 3,182 shares of the Company's common stock, respectively, each at an exercise price of $.86 per share, equal to 110% of the average closing price of the Company's common stock as quoted on the Nasdaq Stock Market for the five trading days immediately prior to the closing of the acquisition.

     On December 28, 2001, we also entered into a two-year employment agreement with Paul Block, a former consultant to SpaceLogix. The employment agreement with Mr. Block provides for his service as our Executive Vice President of Marketing and Administration in return for, among other things, an annual base salary of $160,000, the granting of options to purchase 300,000 shares of our common stock at an exercise price of $.7875 per share (105% of the market price of the common stock on the date of grant) and an annual incentive compensation payment equal to seven percent of our annual pre-tax income, as defined. The employment agreement also contains restrictions on Mr. Block competing with us for the term of the agreement and for one year thereafter, as well as provisions protecting our proprietary rights and information.

     Mr. Block also was elected as a member of our board of directors effective upon the closing of the SpaceLogix acquisition to Class I of our board to serve until our annual meeting of stockholders in 2003, unless he shall resign, become disqualified or otherwise be removed from office.

     The description of the merger and all related transactions is qualified in its entirety by the more complete information contained in the merger agreement filed as Exhibit 2.1 to this Current Report on Form 8-K/A.

Item 5.    Other Events.
           ------------

     On December 28, 2001, one of our wholly owned subsidiaries, PWR Systems, Inc., entered into agreements with each of Vincent DiSpigno and David N. Salav, two of our officers and directors, to defer the first two monthly payments due to them under separate promissory notes, each in the principal amount of approximately $153,000, made to Messrs. DiSpigno and Salav by PWR Systems, until the earlier of March 1, 2002, or the date of the first closing under the private placement referred to above.

     On December 28, 2001, we entered into an agreement with Kaufman & Moomjian, LLC, our corporate counsel, to defer the first two monthly payments due to such firm under a promissory note with a principal amount of approximately $439,000 until the earlier of March 1, 2002, or the date of the first closing of the private placement referred to above.

     Andrew Edwards, one of our vice presidents and the president of our Vizy-Interactive New York subsidiary resigned from such positions as of November 20, 2001. As of such date, we entered into a settlement and general release agreement with Mr. Edwards, pursuant to which we paid his accrued but unpaid salary as of such date, issued to him 40,000 restricted shares of our common stock and issued a promissory note in favor of him in the principal amount of $30,000. Such promissory note provides that it is to be paid over four months, without interest, beginning in the month following the earlier of (i) the closing of the private placement referred to above or (ii) the end of the first calendar quarter in which we have working capital of at least $30,000. In connection with the issuance of the 40,000 shares to Mr. Edwards, we entered into a registration rights agreement and a lock-up agreement with him.

     On December 14, 2001, we issued a convertible promissory note to an unaffiliated third party, with an original principal amount of $150,000, bearing interest at a rate of six percent per year. On January 2, 2002, the outstanding principal plus accrued but unpaid interest under the promissory note converted into 240,760 restricted shares of our common stock.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)    Financial statements of business acquired.

          The required financial statements of SpaceLogix for the period from inception through September 30, 2001 are set forth below:

                DDK & COMPANY LLP - CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors
SpaceLogix, Inc.

We have audited the accompanying balance sheet of SpaceLogix, Inc. as of September 30, 2001, and the related statements of operations, changes in shareholders equity and cash flows for the period from April 26, 2001 (Inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpaceLogix, Inc. as of September 30, 2001, and the results of its operations and its cash flows for the period from April 26, 2001 (Inception) to September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.



                                                    /s/ DDK & Company LLP

October 23, 2001

1500 Broadway - New York, N.Y. 10036-4015 - 212-997-0600 - Fax - 212-997-0466

                                SPACELOGIX, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 2001


ASSETS

Current Assets
   Cash                                                            $    308,335
   Accounts receivable                                                   25,000
   Subscriptions receivable                                               5,902
   Notes receivable                                                     250,000
                                                                   ------------

         Total current assets                                      $    589,237
                                                                   ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued expenses                           $    104,143
                                                                   ------------

         Total current liabilities                                      104,143
                                                                   ------------

Commitments and contingencies

Shareholders' Equity
   Preferred Stock
      Series A, $.01 par value; authorized 1,500,000
         shares; issued and outstanding 903,000 shares                    9,030
      Series B, $.01 par value; authorized 1,500,000
         shares; no shares issued                                             -
   Common stock, $.01 par value; authorized 5,000,000
      shares; issued 25,000 shares; subscribed 900,402 shares             9,254
   Additional paid-in capital                                           790,895
   Deficit                                                             (320,983)
                                                                   ------------

         Total                                                          488,196

   Less:  Subscriptions receivable                                        3,102
                                                                   ------------

         Total shareholders' equity                                     485,094
                                                                   ------------

         Total liabilities and shareholder's equity                $    589,237
                                                                   ============



See notes to financial statements.

                                SPACELOGIX, INC.

                             STATEMENT OF OPERATIONS

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001


Net sales                                                     $      25,000

Operating expenses                                                  345,983
                                                              -------------

Net loss                                                      $    (320,983)
                                                              =============


See notes to financial statements.

                                SPACELOGIX, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001

                                                     Number of
                           Number of                  Shares -        Series A   Additional                  Less:
                            Shares -      Common      Series A        Preferred   Paid-In                Subscriptions
                          Common Stock    Stock     Preferred Stock     Stock     Capital      Deficit     Receivable      Total
                          ------------   ---------  ---------------   ---------   ----------   ---------   ----------    ----------

Balance, April 26, 2001              -   $       -                -   $       -   $        -   $       -   $        -    $        -

Common stock
   subscribed                  900,428       9,004                -           -            -           -            -         9,004

Less:  Subscriptions
   receivable                        -           -                -           -            -           -       (3,102)       (3,102)

Issuance of Series A
   preferred stock, net
   of offering costs of
   $127,825                          -           -          903,000       9,030      766,145           -            -       775,175

Issuance of common
  stock                         25,000         250                -           -       24,750           -            -        25,000

Net loss                             -           -                -           -            -    (320,983)           -       320,983)
                          ------------   ---------  ---------------   ---------   ----------   ---------   ----------    ----------

Balance, September 30,
   2001                        925,428   $   9,254          903,000   $   9,030   $  790,895   $(320,983)  $     (3,102) $  485,094
                          ============   =========  ===============   =========   ==========   ==========   ============ ==========

See notes to financial statements.

                                        9

                                SPACELOGIX, INC.
                             STATEMENT OF CASH FLOWS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001


Operating Activities
   Net loss                                                        $   (320,983)
   Adjustments to reconcile net loss to net cash
      used in operating activities
      Changes in operating assets and liabilities
         Accounts receivable                                            (25,000)
         Accounts payable and accrued expenses                          104,143
                                                                   ------------

   Net cash used in operating activities                               (241,840)
                                                                   ------------

Investing Activities

Notes receivable                                                       (250,000)
                                                                   ------------


Net cash used in investing activities                                  (250,000)
                                                                   ------------

Financing Activities
   Proceeds from sale of stock, net of offering costs of $127,825       800,175
                                                                   ------------

   Net cash provided by financing activities                            800,175
                                                                   ------------

Net increase in cash                                                    308,335

Cash - beginning                                                              -
                                                                   ------------

Cash - end                                                         $    308,335
                                                                   ============


Supplemental Information
   Interest paid                                                   $          -
   Income taxes paid                                               $          -



See notes to financial statements.

                                SPACELOGIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business

     SpaceLogix, Inc. (the "Company") was incorporated on April 26, 2001 in the State of Delaware. The Company commenced operations on May 29, 2001 in New York City. The Company is a provider of co-location, hosting and network management solutions.

     Cash and Cash Equivalents

     The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     Deferred Income Taxes

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and the effect of future tax planning strategies to reduce any deferred tax liability.

     Advertising

     Advertising costs are expensed as incurred.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Stock-Based Compensation

     Statement to Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                                SPACELOGIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001


2 -  LETTER OF INTENT

     SpaceLogix recently entered into a letter-of-intent to be acquired by Vizacom, Inc., a fully reporting, NASDAQ listed company (NASDAQ: VIZY). Under the terms of the letter-of-intent, the Company is to extend to Vizacom a series of secured bridge loans for a total of $650,000, and in connection therewith will receive 400,000 shares of Vizacom common stock. During September 2001, SpaceLogix extended a bridge loan to Vizacom in the amount of $250,000, and received, on September 18, 2001, 200,000 shares of unregistered Vizacom common stock. Registered shares of Vizacom's common stock closed on September 30, 2001 at $1.85 per share. The bridge loan bears interest at 9% per annum and matures on demand after termination of negotiations related to the merger, after which the Notes become payable at the rate of $40,000 per month. The bridge loan is collateralized by
     Vizacom's interest in a promissory note receivable from a former subsidiary. On October 10, 2001, the Company advanced an additional
     $200,000  to  Vizacom  and  received  an  additional   100,000   shares  of
     unregistered Vizacom common stock. Upon the closing of a definitive acquisition-merger agreement, Vizacom will issue to SpaceLogix's shareholders approximately 1.95 million shares of Vizacom's common stock and warrants to purchase 600,000 shares of Vizacom common stock at an exercise price equal to 110% of the closing market price as of the date of issuance of the common shares. Of the 1.95 million shares to be issued to the SpaceLogix shareholders, 750,000 are to be placed in escrow, and only released upon completion of a private placement to accredited investors that raise no less than aggregate net proceeds of $1.0 million for Vizacom within 120 days of closing of the merger and the expiration of the indemnification claims period.

     In the event the merger does not occur other than as a result of any actions or inactions by or on behalf of Vizacom, upon the retirement of the notes, all 400,000 of these shares shall be returned to Vizacom for cancellation; if the merger does not occur as a result of any actions or inactions by or on behalf of Vizacom including the failure to obtain stockholder approval, upon retirement of the notes, 200,000 of the shares will be returned to Vizacom for cancellation. The ultimate number of shares of Vizacom to be retained, if any, by the Company is dependent on the outcome of the merger negotiations. Upon approval of the merger, the Company intends to distribute the shares of Vizacom to its shareholders.

3 -  PRIVATE PLACEMENT

     During the current period, the Company's board of directors authorized a private placement of common stock. On May 1, 2001, 900,428 shares were subscribed at $.01 per share. During October 2001, the Company received $5,902. The remaining subscriptions receivable of $3,102 has been reflected as a reduction of shareholders' equity. On September 25, 2001, in exchange for legal services rendered, the Company issued 25,000 shares at $1.00 per share.

     Also during the current period, the board of directors authorized a private placement of Series A preferred stock. Some preferences and privileges granted to these preferred shareholders are:

     o In the event of liquidation or dissolution, the holders of these shares shall be entitled to be paid out first.

                                SPACELOGIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001

3 -  PRIVATE PLACEMENT (CONTINUED)

     o Each holder of series A preferred shares shall be entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of series a preferred stock could be voluntarily converted.

     o Each share of series A preferred is convertible at any time, at the option of the holder, into 0.129 shares of common stock, subject to certain adjustments.

     o If the corporation merges with a public Company subject to the period reporting requirements under the Security and Exchange Act of 1934 prior to July 1, 2003, each share of Series A Preferred will automatically convert into 0.169 shares of the Company's common stock, subject to certain adjustments.

     The gross offering price was $1 per share and a maximum of 1,175,000 shares were offered. The offering raised $775,175, net of $127,825 in offering costs, and 903,000 shares were issued.

     The Company is seeking to raise in a private placement up to $450,000 through the sale of up to 450,000 shares of Series B preferred stock, $.01 par value per share (the "Shares"). During October 2001, the Company placed 300,000 shares at $1.00 per share.

     Among the rights and privileges applicable to the Shares:

     o Series B preferred shares shall rank on parity with Series A preferred shares in the event of liquidation, dissolution, or winding-up.

     o Each share converts into 0.129 shares of SpaceLogix common stock upon the voluntary conversion of such shares by the holder or automatically in the event of an initial public offering by SpaceLogix, Inc.

     o Each share automatically converts into 0.168 shares of SpaceLogix common stock upon any merger with a public company which is subject to the periodic reporting requirements under the Securities and Exchange Act of 1934, except for Vizacom, Inc.; and,

     o If the Company proceeds with its contemplated merger with Vizacom, Inc., each share will automatically convert into the right to receive such number of shares of Vizacom, Inc. common stock as shall equal the quotient obtained by dividing the base liquidation price of the share (currently$1.00) by an amount equal to two-thirds of the average closing price of Vizacom common stock for the five trading days immediately preceding the first date the Company accepts a subscription for Series B preferred shares.

     o Each holder of Series B preferred shares shall be entitled to that number of votes equal to the largest aggregating number of whole shares of common stock into which such holders shares of Series B preferred shares could be voluntarily converted.

                                SPACELOGIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001

4 -  STOCK PLAN

     Effective April 26, 2001, the Company adopted its 2001 Stock Plan. This Plan is designed to enable the Company and its affiliates to attract and retain capable key employees, officers, directors and consultants, and motivate such persons to exert their best efforts on behalf of the Company by providing them compensation in the manner provided in this Plan.

     The Plan contains provisions for employee stock purchases, incentive stock options and non-qualified stock options. The aggregate number of shares of common stock which may be issued under this plan is 100,000, subject to certain adjustments by the stock option committee. Under the plan, the option exercise price is at least equal to the fair market value per share on the date of grant. However, if the optionee owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price must be at least one hundred ten percent (110%) of the fair market value on the date of grant. Options generally will expire no later than 10 years from the date of grant. As of September 30, 2001, no options have been exercised.

     Activities under the plan are detailed in the following table:

                                   Employee Options                         Consultant Options
                                                Weighted                                 Weighted
                               Number           Average                Number            Average
                               Of               Exercise Price            of             Exercise Price
                               Shares           Per Share              Shares            Per Share
Outstanding at April
    26, 2001                           -               -                   -             $       -
Granted
  May 1, 2001                          -               -              32,233                   .01
  August 21, 2001                      -               -             *28,500                  6.75
  September 25, 2001              10,000            6.75                   -                     -
Exercised                              -               -                   -                     -
Forfeited/expired                      -               -                   -                     -
                                  ------       ---------              ------             ---------
Outstanding at
   September 30, 2001             10,000       $    6.75              60,733             $    3.17
                                  ======       =========              ======             =========


----------------

     * Excludes 66,500 options that would only vest contingent upon the Company attaining specified revenue goals.

                                SPACELOGIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001

4-   STOCK PLAN (CONTINUED)

     The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements because the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. If under Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation), the Company determined compensation costs based on the fair value at the grant date for its stock options, net loss would have been increased to the following pro forma amount:

     Net loss
       As reported                                      $    (320,983)
       Pro forma                                        $    (321,619)

     The value of options granted to consultants under the Plan during the period ended September 30, 2001 was de minimis, and accordingly was not recorded. The weighted average estimated fair value of stock options granted under the Plan to consultants during such period was $.01 per share. These amounts were determined using the Black-Scholes option-pricing model, which value options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model were as follows for stock options granted in the period ended September 30, 2001:

     Risk-free interest rate                                      2.5 - 3.0%
     Expected volatility of common stock                               .001%
     Dividend yield                                                    None
     Expected life of options                                   1 - 4 years

     The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option valuation models require the use of subjective assumptions, and changes in these assumptions can materially affect the fair value of the options. Because the Company's options do not have the characteristics of traded options, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

                                SPACELOGIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001

5 -  INCOME TAXES

     At September 30, 2001, the Company has approximately $320,000 of net operating loss carryforwards available, which expire in 2021. The significant component of the Company's deferred tax asset, as of September 30, 2001, is as follows:

       Non-Current
         Net operating loss carryforwards                       $    130,000
         Valuation allowance for deferred tax asset                 (130,000)
                                                                $          -

     SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At September 30, 2001, a valuation allowance for the full amount of the deferred tax asset was recorded.

     The reconciliation of the amount of income tax expense (benefit) to the amount of income tax expense that would result from applying the domestic federal income tax statutory rate to the loss before income taxes is as follows:

      Statutory federal income tax (benefit)                         $ (109,000)
      State and local income tax (benefit) - net of federal benefit     (21,000)
      Valuation allowance                                               130,000
                                                                     ----------
      Provision for income taxes                                     $        -
                                                                     ==========

6 -  RELATED PARTY TRANSACTIONS

     On September 17, 2001, the Company entered into an Advisory Agreement with a related entity to provide financial and strategic services. The agreement calls for a monthly fee of $10,000 plus reasonable out of pocket expenses. The agreement may be terminated upon 30 days notice. An initial payment of $10,000 was made upon signing and is reflected in the statement of operations. This related entity also acted as placement agent for the Company's Series A redeemable preferred stock private placement for which it received fees of approximately $90,000.

                                SPACELOGIX, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     PERIOD FROM APRIL 26, 2001 (INCEPTION)
                              TO SEPTEMBER 30, 2001

7 -  COMMITMENTS AND CONTINGENCIES

     Major Customers

     For the period ended September 30, 2001, the Company had two customers, Consolidated Edison Communications and MetroNexus, that accounted for 100% of total sales. At September 30, 2001, these customers account for 100% of the accounts receivable.

     Cash

     At September 30, 2001, bank balances exceed the FDIC insured limit by approximately $258,000.

     Employment Contracts

     The Company entered into one-year employment contracts with three executives, on May 1, 2001, Wayne Allen, its President and Chief Executive Officer, Edison Chae, its Senior Vice President - Business Development, and Douglas Caraballo, Vice President - Technical Services, and another executive on October 8, 2001, Megan Vietor, its Vice President - Sales. These contracts all have a term of one year and are automatically renewable for subsequent one-year periods unless either party provides 90-day notice to the other of its intent not to renew. All are subject to non-competition, confidentiality and non-solicitation restrictions. Mr. Allen's salary is $200,000 per year plus discretionary bonuses. Mr. Chae's salary is $155,000 per year plus discretionary bonuses. Mr. Caraballo's salary was $145,000 per year plus discretionary bonuses. Ms. Vietor's salary is $67,000 plus a bonus of up to approximately $20,000

     Consulting Agreements

     On August 21, 2001, the Company entered into an agreement expiring on October 31, 2001, containing renewal provisions, with a consultant who will perform all of the functions of the Company's chief operating officer. In consideration for these services, the Company has issued non-qualified options to purchase up to 95,000 shares of common stock. The options vested as to 28,500 shares upon issuance and the balance will vest upon the Company attaining certain financial goals. The option price per share is $6.75. The fair value of the options granted was de minimus. The specific assumptions used with respect to the options granted to such consultant were: a risk free rate of 2.5%; an expected volatility of .001%; no dividend yield; and an expected life of one year. As a result of the foregoing, there was no compensation expense to record by SpaceLogix with respect to options granted to this consultant.

     (b)   Pro forma financial information.

           The required pro forma financial information is set forth below:

                         PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial information gives effect to (a) the acquisition by Vizacom Inc. (the "Company") of all the common and preferred stock of SpaceLogix, pursuant to the merger of SpaceLogix into a wholly-owned subsidiary using the purchase method of accounting, (b) the private placement by SpaceLogix of $450,000 of Series B Preferred Stock consummated after September 30, 2001, and (c) the bridge loan provided by SpaceLogix to the Company, after giving effect to the other pro forma adjustments described in the accompanying notes. The Company is providing this pro forma financial information to aid in your analysis of the financial condition and results of operations of the Company following the merger. This pro forma financial information is derived from the audited financial statements of SpaceLogix, Inc. for the period from April 26, 2001 (date of inception) to September 30, 2001, and the unaudited financial statements of the Company for the nine months ended September 30, 2001. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger and financing transactions as if they had each occurred on September 30, 2001 and combines the effect of these transactions with the unaudited condensed consolidated historical balance sheet of the Company as of September 30, 2001. The unaudited pro forma condensed consolidated statement of operations assumes that the merger was effected on April 26, 2001, the date of inception of SpaceLogix. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger and other financing transactions had each been effected on the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma adjustments are based on the information and assumptions available as of October 31, 2001.

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Intangible Assets." SFAS 141 requires that all business combinations be accounted for by the purchase method of accounting and changes the criteria for recognition of intangible assets acquired in a business combination. The provisions of SFAS 141 apply to all business combinations initiated after June 30, 2001. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized but tested for impairment at least annually, while intangible assets with finite useful lives continue to be amortized over their respective useful lives. The statement also establishes specific guidance for testing goodwill and intangible assets with indefinite useful lives for impairment. The provisions of SFAS 142 will be effective for 2002. However, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the provisions of SFAS 142. The Company is currently in the process of evaluating the potential impact SFAS 142 will have on its consolidated financial position and results of operations. The Company is presently conducting a valuation of the SpaceLogix's intangible assets, which valuation is at this time preliminary and tentative. No estimate of the amount of amortizable and unamortizable assets has been made for this presentation. Accordingly, the Company is unable to evaluate the potential impact of SFAS No's. 141 and 142 on the Pro Forma Financial Statements.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                                         HISTORICAL
                                                                  AS OF SEPTEMBER 30, 2001
                                                                 ----------------------------          PRO FORMA
                                                                    VIZACOM     SPACELOGIX    NOTES    ADJUSTMENTS    PRO FORMA
                                                                 -----------------------------------------------------------------
                                                                  (UNAUDITED)    (AUDITED)                            (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                    $     191,056   $    308,335   (a)  $     450,000    $    958,395
                                                                                               (e)          9,004

   Receivables                                                                                                                  -
      Trade,  less allowances                                       1,198,356         25,000                    -       1,223,356

      Subscriptions                                                                    5,902   (e)         (5,902)              -
      Other                                                            62,207                                   -          62,207
      Notes, current portion                                          418,549        250,000   (b)        400,000         418,549
                                                                                               (d)       (650,000)
    Inventories                                                       304,609                                   -         304,609
    Restricted cash                                                   150,000                                   -         150,000
    Prepaid expenses and other current assets                         143,719                                             143,719
                                                                ----------------------------        ------------------------------
           Total current assets                                     2,468,496        589,237              203,102       3,260,835
Property and equipment, net                                           221,931                                   -         221,931
Goodwill, net of accumulated amortization                           1,767,420                  (g)      3,822,804       5,590,224
Other intangibles, net of accumulated amortization                  3,046,097                                   -       3,046,097
Deferred consulting costs                                             921,826                                   -         921,826
Note receivable, long term                                            384,734                                   -         384,734
Other assets                                                           63,609                                   -          63,609
                                                                ----------------------------        ------------------------------
           Total assets                                         $   8,874,113   $    589,237        $   4,025,906    $ 13,489,256
                                                                ============================        ==============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank note payable                                            $   1,214,172                       $           -    $  1,214,172
   Related party notes and other related party liabilities          1,036,525                                   -       1,036,525
   Bridge loan payable, net of unamortized debt discount                    -                  (b)         40,000               -
                                                                                               (d)       (650,000)
                                                                                               (g)        610,000
   Current portion of long-term debt and capital lease
     obligations                                                      239,528                                   -         239,528
   Accounts payable                                                 1,845,890        104,143                    -       1,950,033
   Accrued liabilities                                              1,499,434                  (g)        150,000       1,649,434
   Income taxes payable                                                                        (f)        166,000         166,000
   Sales and value-added taxes payable                                  3,837                                   -           3,837
                                                                ----------------------------       -------------------------------
           Total current liabilities                                5,839,386        104,143              316,000       6,259,529
Related party notes, long term                                        126,685                                             126,685
Long-term debt and capital lease obligations, less current
   maturities                                                           4,623                                               4,623
                                                                ----------------------------       ------------------------------
           Total liabilities                                        5,970,694        104,143              316,000       6,390,837
                                                                ----------------------------       ------------------------------

Commitments and contingencies

Stockholders' equity:

    Preferred stock Series A                                                           9,030   (a)        450,000               -
    Preferred stock Series B                                                                   (g)         (9,030)
                                                                                               (g)       (450,000)
   Common stock, par value $.001 per share,
       60,000,000 shares authorized, 4,574,177 (proforma)              2,404           9,254   (b)            200           4,574
                                                                                               (g)         (7,284)
   Additional paid-in capital                                     72,635,550         790,895   (b)        359,800      76,748,380
                                                                                               (g)      2,962,135

                                       19

   Accumulated deficit                                           (69,548,375)       (320,983)  (c)              -     (69,548,375)
                                                                                               (f)       (166,000)
                                                                                               (g)        486,983

   Subscriptions receivable                                                           (3,102)  (e)          3,102               -
   Accumulated other comprehensive loss                              (95,765)                                             (95,765)
   Unamortized debt discount in excess of bridge loan                (80,000)                  (g)         80,000               -
   Treasury stock, 310 shares, at cost                               (10,395)                                             (10,395)
                                                                ----------------------------       -------------------------------
              Total stockholders' equity                           2,903,419         485,094            3,709,906       7,098,419
                                                                ----------------------------       -------------------------------
              Total liabilities and stockholders' equity        $  8,874,113    $    589,237       $    4,025,906    $ 13,489,256
                                                                ============================       ===============================

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

(a) Reflects $450,000 of gross proceeds from sale of shares of Series B Preferred stock by SpaceLogix, Inc. subsequent to September 30, 2001, but prior to proposed merger with Vizacom Inc. These funds were necessary to fund the bridge loan to Vizacom.

(b) Reflects issuance of 200,000 shares of Vizacom common stock upon receipt of $400,000 in bridge loans from SpaceLogix, after September 30, 2001. The transactions are reflected below:

                                                                                    Entries
                                                                      -----------------------------------
                                                                      Vizacom      SpaceLogix  Pro Forma
                                                                      -----------------------------------
Cash                                                                  $400,000    $ (400,000)   $      -
Note receivable                                                                   $  400,000    $400,000
Bridge loans, $400,000, less $360,000 unamortized debt discount       $ 40,000                  $ 40,000
Common stock                                                          $    200                  $    200
Additional paid in capital                                            $359,800                  $359,800


(c) To reflect realization by SpaceLogix of additional interest income consisting of the 400,000 shares of Vizacom common stock received in connection with the bridge loans, and the distribution of these shares to stockholders of SpaceLogix. The transactions are shown below:

Realization of interest income                                   $ 690,000
Distribution of Vizacom shares to SpaceLogix shareholders         (690,000)
                                                                 ----------
Pro forma effect on accumulated deficit                          $       -
                                                                 ==========


(d) Represents elimination in consolidation of $650,000 SpaceLogix notes receivable from Vizacom in respect of bridge loan payable.

(e) Represents collection of an aggregate of $9,004 of subscriptions receivable by SpaceLogix after September 30, 2001.

(f) Reflects accrued income taxes of SpaceLogix Inc. calculated at an effective tax rate of 45%. Gives effect to results of SpaceLogix through September 30, 2001 and to realization of interest income attributed to the receipt of 400,000 shares of Vizacom common stock in connection with the bridge loan.

(g) Represents (i) elimination of SpaceLogix's historical and pro forma equity,
(ii) elimination of the Vizacom unamortized debt discount of an aggregate of $690,000, (iii) issuance of 1,950,000 shares of Vizacom common stock and 625,000 warrants and options to purchase shares of common stock exercisable at 110% of the market price, to the SpaceLogix shareholders, (iv) the issuance of 20,000 shares in the connection with a fairness opinion, and (v) the accrual of $150,000 of estimated transaction costs. The calculation of goodwill and other intangibles is shown below:

Common stock issued in connection with bridge loan             690,000
Warrants, 625,000 at 110% of market                            538,000
Transaction costs, including $36,000 paid in common stock      186,000
                                                           ------------
Consideration paid                                           4,595,000
Net assets acquired                                            772,196
                                                           ------------
Goodwill and other intangibles                             $ 3,822,804
                                                           ============

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     The pro forma statement of operations set forth below is of limited use because it includes the operations of SpaceLogix, Inc. only from April 26, 2001, its date of inception, while it includes the operations of Vizacom for the nine month period ended September 30, 2001. In addition, the acquisition of SpaceLogix is expected to generate approximately $3,822,000 of goodwill and other intangibles. The Company is presently conducting a valuation of Space Logix's intangible assets which valuation is at this time preliminary and tentative, yet no estimate of the amount of amortizable intangibles has been made for purposes of this presentation. Accordingly, the accompanying pro forma financial statements do not reflect any amounts allocated to such intangibles or amortization thereof. Such amounts, if any, to the extent ultimately determined, and the amortization applicable thereto, may materially affect these pro forma financial statements. Historical


                                                                   HISTORICAL
                                                                NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2001              PRO FORMA
                                                           ----------------------------
                                                              VIZACOM     SPACELOGIX   NOTES  ADJUSTMENTS    PRO FORMA
                                                           -------------------------------------------------------------
                                                            (UNAUDITED)    (AUDITED)                        (UNAUDITED)
Net sales                                                  $ 10,800,513   $      25,000                    $ 10,825,513
Cost of sales                                                 9,164,147               -                       9,164,147
                                                           ----------------------------      ---------------------------
Gross profit                                                  1,636,366          25,000                       1,661,366

Selling, general and administrative expenses                  4,450,988         345,983                       4,796,971
Restructuring expenses                                          187,584                                         187,584

Amortization of goodwill, business processes and                                                                      -
  methodologies, workforce, and customer lists                  964,777                  (c)                    964,777
Realized loss (gain) on marketable securities                    85,226                                          85,226
Interest and other expense, net of other income                 201,802                                         201,802
                                                           ----------------------------      ---------------------------
                                                              5,890,377         345,983                -      6,236,360

                                                           ----------------------------      ---------------------------
      Loss from continuing operations                      $ (4,254,011)  $    (320,983) (b)           -   $ (4,574,994)
                                                           ============================      ===========================

Basic and diluted income per share                         $      (2.19)                 (b)               $      (1.11)
                                                           ===============                                 =============

Shares used to compute net income per share - basic and
   diluted                                                    1,940,993                  (a)   2,170,000      4,110,993
                                                           ===============                   ============================

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(a) Reflects the increase in the weighted average shares due to the issuance of additional shares of Vizacom common stock in connection with (i) the bridge loan installments in October and November 2001, (ii) the fairness opinion in October 2001, and (iii) the acquisition of SpaceLogix in December 2001.
(b) Does not include income realized by SpaceLogix as a loan premium on the Vizacom shares, because it was considered irrelevant to continuing operations.
(c) Excludes amortization of intangibles, if any. See headnote.

     (c) Exhibits.

     Listed below are all exhibits to this Current Report on Form 8-K/A.

Exhibit
Number          Description
------          -----------

   2.1 Agreement and Plan of Merger, dated as of November 19, 2001, among Vizacom Inc., SpaceLogix Acquisition Corp., and SpaceLogix, Inc. (Incorporated by reference to Exhibit 10.6 to the Vizacom Inc.'s Current Report on Form 8-K (Date of Report: November 19, 2001) (Commission File Number: 1-14076), filed with the Commission on November 21, 2001.)
   10.1 * Form of Registration Rights Agreement, dated December 28, 2001 between Vizacom Inc. and certain former stockholders of SpaceLogix, Inc.
   10.2 *   Employment Agreement, dated December 28, 2001, between Vizacom
            Inc. and Paul Block.
   10.3 * Escrow Agreement, dated December 28, 2001, among Vizacom Inc., certain former stockholders of SpaceLogix, Inc., Trautman Wasserman Holding Company, Inc. and Borstein & Sheinbaum, as escrow agent.
   10.4 * Agreement, dated December 28, 2001, between Vizacom Inc. and Kaufman & Moomjian, LLC.
   10.5 * Agreement, dated December 28, 2001, between PWR Systems, Inc. and Vincent DiSpigno.
   10.6 * Agreement, dated December 28, 2001, between PWR Systems, Inc. and David N. Salav.
   10.7 * Settlement and General Release Agreement, dated as of November 20, 2001, among Vizacom Inc., Renaissance Multimedia, Inc. and Andrew Edwards.
   10.8 *   Promissory Note, dated November 20, 2001, issued by Vizacom Inc.
            in favor of Andrew Edwards.
   10.9 * Registration Rights Agreement, dated November 20, 2001, between Vizacom Inc. and Andrew Edwards.
   10.10 * Lock-up Agreement, dated November 20, 2001, between Vizacom Inc. and Andrew Edwards.

         * Incorporated by reference to the corresponding Exhibits in Vizacom Inc.'s Current Report on Form 8-K (Date of Report: December 28,
            2001) (Commission File Number: 1-14076), filed with the Commission on January 14, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   March 14, 2002

                                     VIZACOM INC.



                               By:   /s/ Alan W. Schoenbart
                                     ----------------------
                                     Alan W. Schoenbart
                                     Vice President - Finance and
                                     Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number          Description
------          -----------

   2.1 Agreement and Plan of Merger, dated as of November 19, 2001, among Vizacom Inc., SpaceLogix Acquisition Corp., and SpaceLogix, Inc. (Incorporated by reference to Exhibit 10.6 to the Vizacom Inc.'s Current Report on Form 8-K (Date of Report: November 19, 2001) (Commission File Number: 1-14076), filed with the Commission on November 21, 2001.)
   10.1 * Form of Registration Rights Agreement, dated December 28, 2001 between Vizacom Inc. and certain former stockholders of SpaceLogix, Inc.
   10.2 *   Employment Agreement, dated December 28, 2001, between Vizacom
            Inc. and Paul Block.
   10.3 * Escrow Agreement, dated December 28, 2001, among Vizacom Inc., certain former stockholders of SpaceLogix, Inc., Trautman Wasserman Holding Company, Inc. and Borstein & Sheinbaum, as escrow agent.
   10.4 * Agreement, dated December 28, 2001, between Vizacom Inc. and Kaufman & Moomjian, LLC.
   10.5 * Agreement, dated December 28, 2001, between PWR Systems, Inc. and Vincent DiSpigno.
   10.6 * Agreement, dated December 28, 2001, between PWR Systems, Inc. and David N. Salav.
   10.7 * Settlement and General Release Agreement, dated as of November 20, 2001, among Vizacom Inc., Renaissance Multimedia, Inc. and Andrew Edwards.
   10.8 *   Promissory Note, dated November 20, 2001, issued by Vizacom Inc.
            in favor of Andrew Edwards.
   10.9 * Registration Rights Agreement, dated November 20, 2001, between Vizacom Inc. and Andrew Edwards.
   10.10 * Lock-up Agreement, dated November 20, 2001, between Vizacom Inc. and Andrew Edwards.

         * Incorporated by reference to the corresponding Exhibits in Vizacom Inc.'s Current Report on Form 8-K (Date of Report: December 28,
            2001) (Commission File Number: 1-14076), filed with the Commission on January 14, 2002.